As filed with the Securities and Exchange Commission on July 13, 2009
Registration No. 333-148325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GTx, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1715807 (I.R.S. Employer Identification Number)
175 Toyota Plaza, Suite 700
Memphis, Tennessee 38103
(901) 523-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell S. Steiner, M.D., F.A.C.S.
Chief Executive Officer
GTx, Inc.
175 Toyota Plaza, Suite 700
Memphis, Tennessee 38103
(901) 523-9700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Suzanne Sawochka Hooper, Esq.
Chadwick L. Mills, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
Not Applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     GTx, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-148325) (the “Registration Statement”) to deregister the shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”), registered with the Securities and Exchange Commission on the Registration Statement.
     The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Shares because the Registrant’s obligation to keep the Registration Statement effective pursuant to the terms of the Registrant’s registration rights agreement with the selling stockholder indentified in the prospectus included in the Registration Statement has expired. The Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Shares registered on the Registration Statement that were not resold thereunder as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 13th day of July, 2009.

GTx, Inc.
By:	/s/ Mitchell S. Steiner
Mitchell S. Steiner, M.D., F.A.C.S.
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell S. Steiner Mitchell S. Steiner, M.D., F.A.C.S.	Chief Executive Officer, Vice-Chairman and Director (Principal Executive Officer)	July 13, 2009

/s/ Mark E. Mosteller Mark E. Mosteller	Chief Financial Officer (Principal Accounting and Financial Officer)	July 13, 2009

* J.R. Hyde, III	Chairman of the Board of Directors	July 13, 2009

* Marc S. Hanover	Director	July 13, 2009

* Michael G. Carter, M.D.	Director	July 13, 2009

* Andrew M. Clarkson	Director	July 13, 2009

* J. Kenneth Glass	Director	July 13, 2009

* Robert W. Karr, M.D.	Director	July 13, 2009

* Rosemary Mazanet, M.D., Ph.D.	Director	July 13, 2009

* John H. Pontius	Director	July 13, 2009

* Timothy R. G. Sear	Director	July 13, 2009

*By:	/s/ Mark E. Mosteller
Mark E. Mosteller
Attorney-in-Fact